For the fiscal period ended 6/30/05
File number 811-5186

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I. Name of Fund: American Skandia Trust AST Goldman Sachs Small Cap Value Portfolio

1.   Name of Issuer:
	Earle M Jorgensen Co.

2.   Date of Purchase
	4/15/05

3.   Number of Securities Purchased
	111,472

4.   Dollar Amount of Purchase
	$1,114,720.00

5.   Price Per Unit
	$10.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Credit Suisse First Boston

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Credit Suisse First Boston
Goldman, Sachs & Co.
ABN AMRO Rothschild LLC
William Blair & Company
CIBC World Markets